CONSENT TO SERVE AS A DIRECTOR


     I, Gordon R. Bowker, hereby consent to be named as a director in Jevic Transportation, Inc.'s Registration Statement on Form S-1, including any amendments or supplements thereto, and I hereby agree to serve as a member of Jevic Transportation, Inc.'s Board of Directors upon completion of the offering.


                                   /s/ Gordon R. Bowker
                                   -----------------------------
                                   Name: Gordon R. Bowker


Date: September 16, 1997